                         FIRST AMENDMENT

                               TO

                  SUPPLEMENTAL RETIREMENT PLAN

                               OF

                 STANLEY FURNITURE COMPANY, INC.


     AMENDMENT, made this 15th day of December, 1995 to the Supplemental Retirement Plan of Stanley Furniture Company, Inc. (hereinafter called the "Plan").
Pursuant to the provisions of Article VII of the Plan and the action of the Company's Board of Directors in effectuation thereof, the Plan is hereby amended by adding Section 7.03 - Freezing of Benefits effective January 1, 1996:

7.03  Freezing of Benefits:

      (a) Effective December 31, 1995 no Participant shall accrue any additional benefits under the Plan and the benefit pursuant to Articles II and III shall be determined as of December 31, 1995.

      (b)  When a Participant retires (or could have retired) under
Article III of the Basic Retirement Plan, the supplemental retirement benefit, payable in the form as provided in Section 4.01 or 4.02 shall commence under the Plan.

      (c) If a Participant dies after December 31, 1995 and before the termination (as distinguished from the freezing of benefit accruals) and distribution of benefits under the Basic Retirement Plan, his surviving spouse shall be entitled to commence receiving the preretirement benefit computed under Section 3.02 when the surviving spouse's preretirement benefit would have been payable under the Basic Retirement Plan.

      (d) If a Participant dies after the termination (as distinguished from the freezing of benefit accruals) and distributions of benefits under the Basic Retirement Plan, the provisions of Article III shall not apply.

      IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Company has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of the day and year first written above.

ATTEST:                            STANLEY FURNITURE COMPANY, INC.

                                   By
R. Gary Armbrister                   Albert L. Prillaman
Assistant Secretary Treasurer        President, CEO and Chairman



RGA 12/13/95 G1stAmen